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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Equity Office Properties Trust ("EOP") Registration Statements on Form S-3 (Reg. No. 333-81303, 333-86079, 333-88481, 333-69619, 333-62213, 333-59069, 333-61105, 333-58729,
333-58687, 333-40401) and EOP's Registration Statements on Form S-8 (Reg. No. 333-72187, 333-72205, 333-39920) of our report dated March 3, 2000, on our audits of the consolidated financial statements and financial statement schedules of Cornerstone Properties Inc. as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998, and 1997, which report is included in Cornerstone's annual report on Form 10K/A and incorporated by reference in this Form 8-K.



/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
June 30, 2000